SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the November 4, 2011, by and between NEW POWER SOLUTIONS, LLC, a New Jersey limited liability company having its principal offices located at 655 Martinsville Road, Ste. 219, Basking Ridge, New Jersey, 07920 ("Investor"), and NEAH POWER SYSTEMS, INC., a Nevada corporation having its principal offices located at 22118 20th Avenue SE, Suite 142, Bothell, Washington, 98021 (the "Company"), (together, the “Parties”).

WHEREAS, the Parties desire that the Company shall issue and the Investor shall purchase shares of the Company’s preferred stock and warrants to purchase shares of common stock upon the terms and subject to the conditions described herein;

NOW, THEREFORE, the Parties agree to the following:

1.

Receipt of and Access to Information. The Investor hereby acknowledges having had access to the publicly filed documents with the Securities and Exchange Commission (the “SEC”) of the Company in connection with the offer of the Company’s shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Convertible Shares”), and Warrants (“Warrants”) to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Shares”).  Collectively, the Convertible Shares, the Warrants and the Common Shares issuable upon conversion of the Convertible Shares and upon exercise of the Warrants are referred to as the “Securities.”

2.

A. Subscription and Payment. Upon the terms of this Agreement, the Investor hereby subscribes for and agrees to the following :

a.

The First Placement Transaction. The Investor will purchase Convertible Shares in the aggregate amount of $1,500,000 at the price of $7.00 per Convertible Share, with each such share being convertible at the holder’s option, no earlier than six months from date of issuance, into one thousand (1,000) Common Shares of the Company, and with each such share accompanied by one 3-year Warrant (in the form attached hereto as Exhibit A) to be issued upon completion of the First Placement, for the purchase of one thousand Common Shares, exercisable at the price of $0.015 per share. The Convertible Shares shall have the rights and preferences as set forth in the Certificate of Designation attached hereto as Exhibit B. Concurrently with the Company’s filing on Form 8-K, announcing the execution of this Agreement which shall be made four business days after its execution, Investor hereby irrevocably subscribes for and tenders payment for $150,000 of the Convertible Shares. The balance of the purchase of Convertible Shares shall be funded and consummated in increments with the last increment due no later than 65 days from the signing of this agreement . Investor commits to fund an aggregate of $300,000 on or before twenty calendar days from the signing of the agreement.  Upon receipt of such funds within 20 calendar days signing, the Company shall not draw down any capital under the pending S1 registration statement with Southridge Partners II, LP. On successful completion of the First Placement Transaction, the Company will withdraw the S1 Registration for Southridge Partners II, LP.  In the event that Investor fails to complete the First Placement Transaction per this schedule, the Company shall have the right to terminate this Agreement, under observation of a 15 days cure period, and the Company will not be required to file a registration statement for the warrants or the underlying shares related to the warrants.

b.

The Second Placement Transaction. After the consummation of the First Placement Transaction of $1,500,000, the Company shall sell and the Investor shall purchase additional Convertible Shares in the aggregate amount of $2,500,000, in four increments of approximately $625,000 (plus/minus 20%) each, on the dates 30, 60, 90, and 120 days after the completion of the First Placement Transaction (each, a “Second Closing Date”). The number of Convertible Shares issuable for each increment shall be equal to the quotient obtained by dividing (i) the product of the increment purchase amount multiplied with the factor two, by (ii) the product of (a) the average of the closing bid and ask prices for the Company’s common stock on the ten trading days immediately preceding the date of the purchase (“Average Price”), and (b) 1,000 (one thousand). Each Convertible Share so issued shall be accompanied by a 3-year warrant, substantially in the form attached hereto, except for the exercise price, to purchase 500 (five hundred) shares of the Company’s common stock. Each warrant will have an exercise price per Common Share calculated by multiplying the Average Price by the factor 1.5 (one point five). Approval by Company for the subscription of the Second Placement Transaction will occur by increment when funds are received by wired funds to the Company’s bank account designated by Company.  In the event that Investor fails to purchase additional Convertible Shares on any of the Second Closing Dates, the Company shall have the right, under observation of a 15 days cure period, to terminate this Section 2 as to any subsequent Second Closing Date.

c.

Early Termination. In the event that the Investor fails to fund according to the schedule in 2.a and/or 2.b above, and the Company terminates the Agreement, the Investor’s rights and the Company’s obligations shall continue up to the value of the investment received.

3.

Appointment of Directors. On completion of the First Placement Transaction for the full $1,500,000, the Board of Directors shall execute a written consent resolution duly appointing one individual named by Investor to serve as a director of the Company (the “Director Appointment Consent One”), and on completion of the Second Placement Transaction for the full $2,500,000, the Board of Directors shall execute a written consent resolution duly appointing one individual named by Investor to serve as a director of the Company (the “_______Director Appointment Consent Two”). In either case, the Board of Directors will not unreasonably withhold consent.

4.

Registration Rights. Conditional upon completion of the First Placement Transaction for the full $1,500,000, the Company shall use its best efforts to file a registration statement, on such form promulgated by the SEC, within 90 days of this Agreement for (i) all Warrants issued under this Agreement in the First Placement Transaction and (ii) all shares of the Company’s common stock underlying those Warrants. The Company will also use its best efforts to maintain the effectiveness of the registration until all Warrants have been exercised or the terms of all Warrants have expired.  Investor shall cooperate with the Company and shall furnish to the Company such information regarding itself, the Warrants, and the intended method of disposition of such securities as shall be required to effect the registration of such securities.  Investor agrees that in connection with such registration statement the form of Warrant shall be amended to include provisions for transferability of the Warrant pursuant to the registration statement and other provisions mutually acceptable to Investor and the Company, and that the Parties may enter into an agreement with the Company’s transfer agent or other person to act as warrant agent for the Warrants.  The Company and Investor shall discuss in good faith any registration for Warrants issued in the Second Placement Transaction.

5.

Reverse Split of Common Stock. The Company will make its best efforts to effect a reverse split of the Company’s common stock with the intent to maximize overall shareholder value and meet the listing requirements of any stock exchange to which the Company may make application.

6.

Investor Representations. The Investor hereby makes the following representations and warranties to the Company:

a.

Sophisticated Investor. Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

b.

The Securities Not Registered Under Securities Laws. The Investor understands that the offer is being made pursuant to an exemption from registration with the SEC under the Securities Act, for limited and non-public offerings, and pursuant to similar exemptions under certain state securities laws. Consequently, the offering materials from the Company and terms of the offer have not been subject to review or comment by the SEC, the securities administrator of any state, or any other regulatory authority.

c.

The Securities Acquired for Own Account. The Investor is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

d.

Restrictions on Transfer of the Securities. The Investor will not make any resales or other dispositions of the Securities by means of any "general solicitation" or "general advertisement." The Investor understands that it will not be able to transfer or make any other disposition of the Securities unless such transfer or disposition is registered or qualified under all applicable federal or state securities laws, or unless it has first delivered to the Company written opinion of qualified counsel, satisfactory to the Company, that such registration or qualification is not required. The Investor understands that the certificates representing the Securities will bear a legend evidencing the restrictions on transfer described herein.

e.

Access to Information. The Investor has had an opportunity to review the public information available about the Company, including the documents filed by the Company with the SEC. Any and all additional information requested by the Investor has been made available by the Company, and the Investor has had an opportunity to question and receive satisfactory answers from the Company in connection with the purchase of the Securities.

f.

Experience: Ability to Risk Loss. The Investor has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of this investment. The Investor is capable of bearing all of the economic risks and burdens of this investment, including the possible loss of all capital contributed.

g.

No Assurances. The Company has not made any representation or other assurance concerning the percentage of profit or the amount or type of consideration, profit or loss (including tax deductions), if any, to be realized as a result of an investment in the Securities.

h.

Capacity and Authority to Contract. The Investor has full power and authority to execute, deliver and perform this Agreement and is duly qualified and in good standing in every jurisdiction where the Investor’s business is conducted. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement by the Investor has been taken.

i.

Short Sales. Neither Investor nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it has executed or will execute any short sales of the Company’s stock or warrants.

j.

Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

k.

Investor acknowledges and agrees that (a) the offer and sale of the Securities is not being registered with the SEC and that the Securities will be deemed "restricted" securities under applicable rules of the SEC, (b) Section 11 of the Securities Act does not apply to the offer and sale of the Securities, and (c) the Company recently filed with the SEC a withdrawal of its registration statement on Form S-1 (No. 333-176397), which withdrawal became effective on October 24, 2011.

7.

Company Representations. The Company hereby makes the following representations and warranties to the Investor, except for such information as has been disclosed in the Company’s filings with the SEC and the Disclosure Schedule (attached hereto as Exhibit “C”):

a.

Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is not qualified to conduct business in any jurisdiction other than the States of Nevada and Washington, and (b) all actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Company have been duly authorized by the current directors and stockholders of the Company as appropriate.

b.

Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized capital of the Company is 500,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. The issued and outstanding capital stock of the Company is 140,659,862 shares of Common Stock, 909,091 shares of Class A Preferred Stock, and 465,104 shares of Class B Preferred Stock. All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company except as has been disclosed in the Company’s filings with the SEC and the Disclosure Schedule, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933 except as has been disclosed in the Company’s filings with the SEC and the Disclosure Schedule, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company’s articles of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and correct copies of the Company’s Articles of Incorporation and Bylaws.

c.

Capacity and Authority to Contract. The Company has full power and authority to execute, deliver and perform this Agreement and is duly qualified and in good standing in every jurisdiction where the Company’s business is conducted. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement by the Company has been taken.

d.

Common Stock. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Company has registered the

Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

e.

Convertible Preferred Stock. The Company shall designate a new class of preferred stock, identified as Class C,  to accommodate the issuance of a sufficient number of Convertible Shares as provided for in this Agreement, no later than ten days after execution of this Agreement. Such shares shall only be made available to Investor, pursuant to this Agreement, and shall not be offered, sold, or awarded to any third party without prior written approval of Investor.

f.

Increase to Authorized Common Shares. The Company will utilize its best efforts to obtain shareholder approval for an increase in the number of common shares authorized to be issued which number shall be sufficient to include all common shares to be issued, as well as the common shares underlying the Convertible Preferred Shares and all warrants to be issued, pursuant to the First Placement Transaction and the Second Placement Transaction hereunder, and will, at all times keep in reserve a sufficient number of authorized but unissued common shares to accommodate all shares issuable and shares underlying Convertible Preferred Shares and warrants issuable under not-yet-consummated portions of the First Placement Transaction and the Second Placement Transaction.

g.

No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (a) result in a violation of the Certificate or By-Laws or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq Global Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

h.

No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since September 30, 2010 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

i.

No Undisclosed Events or Circumstances. There has been no event or circumstance that has occurred or exists with respect to the Company, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Company’s filings with the SEC.

8.

 Exclusive Status. Upon receipt of investment of $600,000 from Investor, the Company agrees to not, during the time until consummation of the First and Second Placement Transactions, solicit or accept any equity investments from any third party, unless approved in advance in writing by the Investor, or incur any indebtedness other than trade or other debt incurred in the normal course of business, in excess of $100,000, unless approved in advance by the Investor, except as identified in Section 9 below.

9.

 Third Party Investors. The Parties agree that as a direct or indirect result of Investor pursuing the consummation of this Agreement, third parties introduced by the Investor may become interested in a direct investment in the Company. For the term of the Agreement, the Company will not enter into an agreement with these parties to accept, such investment unless the following conditions are met: (i) the investment is conducted under terms and conditions not more favorable than the investments in the Company by the Investor; (ii) the Investor has given prior written approval for the Company to enter into an agreement for and accept such investment; (iii) The Company obtains confirmation from the third party investor that he approves the release of information to the Investor of the terms and the amount of such investment; (iv) the third party investor fulfills the requirements for an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The Parties furthermore agree that any such third party investment counts towards the aggregate funding amount prescribed by the First and the Second Placement Transaction. The terms of the First Placement and the Second Placement would be open to existing accredited investors of Neah Power Systems, who contact the Company and request to invest at the terms of the placement active at any given time. The Company can accept investments up to a combined $250,000 from such existing accredited investors. In the event of combined investment in excess of $250,000 the Company would require pre-approval from the Investor before accepting such investment. These direct investments by existing accredited investors of the Company will not be included in the aggregate amount of the First Placement and Second Placement from the Investor.

10.

Best Efforts. Investor subscribes for the shares and warrants as per Section 2.a. and Section 2.b.above on a BEST EFFORTS BASIS with respect to obtaining and remitting to the Company the required funding. Investor and the Company agree that the sole remedy for the Company in case Investor fails to pay for all or a portion of the securities subscribed for is a termination of the Agreement on a going-forward basis, and the Company agrees that the Investor shall not be liable, directly or indirectly for any damages of any nature whatsoever, including but not limited to direct, indirect or consequential damages, arising out of or in connection with the Investor’s failure, for any reason whatsoever, to fully consummate the Agreement and the Subscriptions described therein.

11.

Consultancy. Upon completion of the First Placement Transaction, the Company and Investor shall enter into a three-year management consulting agreement for services to be mutually agreed upon pursuant to the principal terms of which the Company shall pay Investor a monthly fee of $3,500, and on completion of the Second Placement the monthly fee shall be increased to $10,000 and the scope of services appropriately modified. If at any point the Second Placement is terminated by the Company, the consulting agreement would also be terminated at the same point.

12.

Miscellaneous. This Agreement may not be amended or assigned without the written agreement of both parties and compliance with applicable securities laws. This Agreement is governed by the laws of the State of New York.

13.

Notices. All notices pertaining to the Agreement shall be in writing and shall be delivered by a) facsimile, by b) the United States Postal Service or reputable courier service, or by c) E-mail with receipt confirmation by recipient. The contact information for such communications shall be:

If to the Company:

Neah Power Systems, Inc.

Attn: Stephen Wilson

22118 20th Ave SE, Suite 142

Bothell, Washington 98021

Tel: (425) 424-3324 ext. 112

Fax: (425) 483-8454

With a copy to:

Cairncross & Hempelmann
Attn: Timothy M. Woodland

524 Second Ave., Ste. 500
Seattle, WA 98104-2323
twoodland@cairncross.com
Direct phone 206-254-4424
Office fax 206-587-2308

If to Investor:

New Power Solutions, LLC

Attn: Joerg Klaube

665 Martinsville Road, Ste. 219

Basking Ridge, New Jersey 07920

Tel:

Fax:

With a copy to:

      Joseph J. Tomasek, Esq.

      77 North Bridge Street

      Somerville, New Jersey 08876

      Tel: (908) 429-0030

Fax: (908) 429-0040

14.

Wire Instructions. Any wires of funds to the Company should be made as follows:

Bank:                          - See separate instructions-

ABA Number:

Account Number:

Name in which the Securities are to be issued: New Power Solutions, LLC

EXECUTED this 04 day of November 2011

Documents Required to be Enclosed

With this Agreement:

- Form of Warrant

- Copy of Designation of Class C Preferred Stock (Convertible Preferred Stock)

SIGNED: NEW POWER SOLUTIONS, LLC

By:

       [Name]: Joerg Klaube

 [Title]: Chief Financial Officer

Date:__________________________

Accreditation: (please initial all that apply)
Investor represents and warrants that Investor is an accredited investor pursuant the following:
_____ A limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
_____ An entity in which all the equity owners are accredited investors.

ACCEPTED:

NEAH POWER SYSTEMS, INC.

By:

__________________________________

Stephen M. Wilson

Chief Financial Officer